     UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 2, 2007

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-50429	33-1059313
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

575 Madison Avenue, 10th Floor, New York, New York	10022-2511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 937-8442

Corumel Minerals Corp.
(Former name or former address, if changed since last report)

8.01 Other Events

On October 31, 2007, Prospero Minerals Corp., through Cavitation Concepts Corporation Limited, has finished the first step in establishing an Emeralds sale with a volume of USD ($10,000,000) 10 million dollars.

This was initiated by the signing of an Assignment Agreement between Cavitation Concepts Corporation Limited and Graham Fulton Group LLC. The inventory of US$93,550,000 can be used as collateral for securing funds as an investment in Prospero Minerals Corp.

This will result in a partnership of selling emeralds to the world market with a profit share realized between the parties. As a result of these transactions, Prospero Minerals Corp. will attain a new and solid financial position to secure its other business operations.

Prospero is in the process of continuing development of potable water manufacturing machines, mining diamonds and AU through its operations in Central Africa Republic as well as preliminary discussions regarding oil and gas exploration in this region.

Prospero Minerals Corporation is focused on the cost-effective exploration and ecologically friendly development of natural resources, including mineral deposits—primarily gold and diamonds in the Central African Republic, Emeralds in Brazil—as well as water and energy.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking

Form 8-K	Prospero Minerals Corp.	Page 2

statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Prospero Minerals Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to Prospero’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Prospero’s forward-looking statements. Prospero undertakes no obligation to revise these statements following the date of this press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO MINERALS CORP.

Dated: November 2, 2007